Exhibit 99.5

Financial Statements

VIDACANN, LLC

TABLE OF CONTENTS

Page
Number

INDEPENDENT AUDITOR'S REVIEW REPORT	1

FINANCIAL STATEMENTS

Balance Sheets - September 30, 2023 and December 31, 2022	2

Statements of Operations - Three months ended September 30, 2023 and 2022	3

Statements of Operations - Nine months ended September 30, 2023 and 2022	4

Statement of Changes in Members' Equity -Nine months ended September 30, 2023 and 2022	5

Statement of Cash Flows - Nine months ended September 30, 2023 and 2022	6

NOTES TO FINANCIAL STATEMENTS	7 - 14

Steven D. Rawlins, CPA Gary M. Huggett, CPA David W. Howie, CPA

INDEPENDENT AUDITOR'S REPORT

To Management and the Members

Vidacann, LLC

Jacksonville, Florida

Results of Review of Interim Financial Information

We have reviewed the accompanying financial statements of Vidacann, LLC., which comprise the balance sheet as of September 30, 2023, and the related statements of operations and members equity and cash flows for the three and nine months ended September 30, 2023 and 2022, and the related notes to the financial statements (collectively referred to as the interim financial information).

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial information for it to be in accordance with accounting principles generally accepted in the United States of America.

Basis for Review Results

We conducted our review in accordance with auditing standards generally accepted in the United States of America (GAAS) applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. A review of interim financial information is substantially less in scope than an audit conducted in accordance with GAAS, the objective of which is an expression of an opinion regarding the financial information as a whole, and accordingly, we do not express such an opinion. We are required to be independent of Vidacann, LLC. and to meet our ethical responsibilities in accordance with relevant ethical requirements related to our review. We believe that the results of the review procedures provide a reasonable basis for our conclusion.

Responsibilities of Management for the Interim Financial Information

Management is responsible for the preparation and fair presentation of the interim financial information in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Report on Balance Sheet as of December 31, 2022

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the balance sheet as of December 31, 2022, and the related statements of operations, changes in members equity, and cash flows for the year then ended (not presented herein); and we expressed an unmodified audit opinion on those audited financial statements in our report dated May 19, 2023. In our opinion, the accompanying balance sheet of Vidacann, LLC as of December 31, 2022, is consistent, in all material respects, with the audited financial statements from which it was derived.

Emphasis of Matter

As discussed in Note L. to the financial statements, the September 30, 2023 financial statements have been restated to correct a misstatement. Our review report is not modified with respect to this matter.

/s/ Masters, Smith & Wisby P.A.
Certified Public Accountants
Jacksonville, Florida
February 20, 2024

Jacksonville Office 4651 Salisbury Road, Suite 185 Jacksonville, FL 32256 P 904.396.2202 F 904.398.1315 www.mswcpa.com	1	Ponte Verda Office 822 A1A North, Suite 310 Ponte Verda Beach, FL 32082 P 904.280.5400 F 904.247.1665 www.mswcpa.com
Members of the American and Florida Institutes of Certified Public Accountants

VIDACANN, LLC.

BALANCE SHEET

ASSETS
	(Reviewed)	(Audited)
	September 30, 2023	December 31, 2022

Current Assets:
Cash and cash equivalents	$2,220,063	$1,522,165
Inventory	3,677,240	4,498,664
Capitalized cultivation costs	3,597,704	2,561,596
Prepaid expenses	124,056	129,088
Total Current Assets	9,619,063	8,711,513

Property and Equipment:
Leasehold improvements	14,703,241	13,281,029
Machinery, equipment and vehicles	6,634,489	6,201,647
Furniture and fixtures	523,072	523,468
Computer equipment and software	265,664	262,924
Construction in progress	35,305	881,923
	22,161,771	21,150,991
Accumulated depreciation	(3,839,184)	(2,980,278)
Total Property and Equipment	18,322,587	18,170,713

Other Assets:
Operating lease right-of-use assets	21,860,783	19,068,967
Intangible assets - net	81,081	81,081
Deposits and other assets	381,600	745,117
Total Other Assets	22,323,464	19,895,165

Total Assets	$50,265,114	$46,777,391

LIABILITIES AND MEMBERS' EQUITY

Current Liabilities:
Accounts payable	$283,197	$435,984
Accrued expenses	667,989	297,406
Line of credit	2,977,733	2,971,706
Current portion of long-term debt	80,002	28,199
Current portion of operating lease liabilities	4,086,119	3,931,830
Total Current Liabilities	8,095,040	7,665,125

Long-Term Liabilities:
Long-term debt	128,850	23,872
Operating lease liabilities, less current portion	17,950,342	15,669,082
Due to investors	2,194,481	3,571,298
Total Long-Term Liabilities	20,273,673	19,264,252

Total Liabilities	28,368,713	26,929,377

Members' Equity	21,896,401	19,848,014

Total Liabilities and Members' Equity	$50,265,114	$46,777,391

See Accompanying Notes to the Financial Statements

VIDACANN, LLC

STATEMENTS OF OPERATIONS

	(Reviewed)	(Reviewed)
	Three months ended	Three months ended
	September 30, 2023	September 30, 2022

Net Sales	$8,775,128	$8,684,714

Cost of Goods Sold	5,648,315	5,928,930

Gross Profit	3,126,813	2,755,784

Selling, General and Administrative Expenses:
Salaries, wages and related payroll expenses	3,817,564	3,202,204
Rent	982,905	1,004,757
Cultivation/branding fees	139,691	292,791
Packaging and supplies	939,472	1,576,107
Advertising	69,425	194,764
Automobile	65,126	75,381
Depreciation	300,214	279,689
Employee benefits	128,767	89,331
Commissions	73,634	127,549
Insurance	155,764	216,022
Outside services	57,772	152,731
Professional fees	133,981	74,706
License and permits	67,517	6,716
Office expense	209,831	215,085
Taxes	11,852	5,188
Amortization	2,222	2,241
Retail expense	28,179	2,907
Product testing	187,656	129,102
Travel	22,395	42,655
Utilities	239,356	252,231
Repairs	136,258	65,409

Total Selling, General and Administrative Expenses	7,769,581	8,007,566

Applied overhead costs	(4,699,886)	(5,257,300)

Operating Income	57,118	5,518

Other Income (Expense):
Employee retention credit refund, net	1,337,684	-
Gain (loss) on disposal of property and equipment	(12,870)	74,628
Interest expense , net	15,130	(102,186)
Other income, net	10,347	200

Net Income (Loss)	$1,407,409	$(21,840)

See Accompanying Notes to the Financial Statements

VIDACANN, LLC

STATEMENTS OF OPERATIONS

	(Reviewed)	(Reviewed)
	Nine months ended	Nine months ended
	September 30, 2023	September 30, 2022

Net Sales	$24,794,348	$27,419,130

Cost of Goods Sold	15,543,121	16,706,568

Gross Profit	9,251,227	10,712,562

Selling, General and Administrative Expenses:
Salaries, wages and related payroll expenses	11,026,149	11,203,755
Rent	3,169,383	3,001,347
Cultivation/branding fees	580,935	864,897
Packaging and supplies	3,318,922	4,751,994
Advertising	344,057	541,081
Automobile	177,257	216,318
Depreciation	874,984	756,588
Employee benefits	381,432	247,940
Contributions	3,025	9,050
Commissions	253,091	411,217
Insurance	481,087	611,474
Outside services	180,642	502,612
Professional fees	360,106	198,406
License and permits	68,413	43,781
Office expense	614,071	629,790
Taxes	123,884	104,640
Amortization	14,965	6,724
Retail expense	57,663	1,982
Product testing	602,991	638,671
Travel	112,576	84,685
Utilities	767,413	510,092
Repairs	477,513	227,341

Total Selling, General and Administrative Expenses	23,990,559	25,564,385

Applied overhead costs	(14,273,097)	(15,047,773)

Operating Income (Loss)	(466,235)	195,950

Other Income (Expense):
Employee retention credit refund, net	2,798,264	-
Gain (loss) on disposal of property and equipment	(72,508)	16,800
Interest expense	(261,134)	(102,186)
Other income, net	50,000	-

Net Income	$2,048,387	$110,564

See Accompanying Notes to the Financial Statements

VIDACANN, LLC

STATEMENT OF CHANGES IN MEMBERS' EQUITY

		Loop's	Ray of
	Loop's	Nursery &	Hope 4
	Dispensaries	Greenhouses	Florida	(Reviewed)
	LLC - 74%	Inc. - 1%	LLC - 25%	Total

Balance at January 1, 2022	$ 15,041,137	$ 1,955,400	$ 4,051,675	$ 21,048,212

Net income	81,817	1,106	27,641	110,564

Balance at September 30, 2022	$ 15,122,954	$ 1,956,506	$ 4,079,316	$ 21,158,776

Balance at January 1, 2023	$ 14,146,117	$ 1,952,593	$ 3,749,304	$ 19,848,014

Net income	1,515,806	20,484	512,097	2,048,387

Balance at September 30, 2023	$ 15,661,923	$ 1,973,077	$ 4,261,401	$ 21,896,401

See Accompanying Notes to the Financial Statements

VIDACANN, LLC

STATEMENT OF CASH FLOWS

	(Reviewed)	(Reviewed)
	Nine months ended	Nine months ended
	September 30, 2023	September 30, 2022

Cash Flows from Operating Activities:
Net Income	$2,048,387	$110,564
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	874,984	756,588
Amortization	14,965	6,724
(Gain) loss on disposal of property and equipment	72,508	(16,800)
(Increase) decrease in:
Inventory	821,424	153,217
Cultivation costs	(1,036,109)	(406,098)
Prepaid expenses	5,032	15,199
Other assets	363,517	9,902
Right of use asset	(2,791,816)	-
Increase (decrease) in:
Accounts payable	(152,787)	(257,894)
Accrued expenses	370,583	178,600
Operating lease liability	2,435,549	-

Net cash provided by operating activities	3,026,237	550,002

Cash Flows From Investing Activities:
Purchase of property and equipment	(905,546)	(680,276)

Net cash used by investing activities	(905,546)	(680,276)

Cash Flows from Financing Activities:
Repayment of long-term debt	(45,976)	(25,702)
Repayment of investor loans	(1,376,817)	-

Net cash used by financing activities	(1,422,793)	(25,702)

Net Increase (Decrease) in Cash and Cash Equivalents	697,898	(155,976)

Cash and Cash Equivalents at Beginning of Period	1,522,165	2,191,119

Cash and Cash Equivalents at End of Period	$2,220,063	$2,035,143

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for interest	$261,134	$102,186

Non-Cash Investing and Financing Information:

Equipment acquired through note payable	$202,757	$-

See Accompanying Notes to the Financial Statements

VIDACANN, LLC

NOTES TO FINANCIAL STATEMENTS

September 30, 2023 and December 31, 2022

and for the Three and Nine Months Ended September 30, 2023 and 2022

A.         Summary of Significant Accounting Policies:

Nature of Business

Vidacann, LLC (the “Company”) d/b/a VidaCann is a limited liability corporation formed on June 13, 2019 and is the successor to Vidacann, Ltd. which was formed on September 5, 2017 and dissolved on June 13, 2019. The Company is licensed in the State of Florida as a Medical Marijuana Treatment Center under Florida Statue 381.986. The Company maintains cultivation facilities located in Jacksonville, FL and a manufacturing complex also located in Jacksonville. The Company operates 27 dispensaries located throughout the state of Florida.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposit and all highly liquid instruments with original maturities of three months or less. No such instruments were held at September 30, 2023 or December 31, 2022.

Fair Value of Financial Instruments

The carrying amounts of cash, accounts receivable, other current assets, accounts payable, accrued liabilities, and notes payable approximate fair value because of the short maturity of those instruments.

Inventory

Inventories are stated at the lower of cost or net realizable value based on their estimated value in the process from seed to finished product. Inventories of harvested plants are transferred from cultivation costs at an estimated cost based on the value of distilled oils. As the plants are processed into distilled oils, they are revalued to reflect the value added in the distillation process. A final revaluation is made as the oils are manufactured into the finished product. Unused packaging and hardware are initially valued at cost, less any reserves for obsolescence. All inventories are determined on the first in first out (“FIFO”) method of accounting.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided principally using the straight-line method based on the following estimated useful lives of the assets:

Years
Leasehold improvements	40
Machinery and equipment	10
Vehicles	10
Furniture and fixtures	5-10
Computer equipment and software	3-10

`

Depreciation expense was $ 300,214 and $279,689 for the three months ended September 30, 2023 and 2022, respectively and $874,984 and $756,588 for the nine months ended September 30, 2023 and 2022, respectively.

Expenditures for maintenance and repairs are charged to operations, while renewals and betterments are capitalized. The cost and associated accumulated depreciation of assets retired or disposed of are removed from the records and any resulting gain or loss is included in income.

VIDACANN, LLC

NOTES TO FINANCIAL STATEMENTS

September 30, 2023 and December 31, 2022

and for the Three and Nine Months Ended September 30, 2023 and 2022

A.         Summary of Significant Accounting Policies (continued):

Capitalized Cultivation Costs

The Company has adopted FASB ACC 905 “Agricultural Producers and Agricultural Cooperatives”, which prescribes that all direct and indirect costs of growing crops be capitalized and reported at the lower of cost or net realizable value.

Intangible Assets

The Company has adopted FASB ASC 350, “Intangibles-Goodwill and Other.” This statement requires that an intangible asset with a definite life be amortized over that life in a pattern that reflects the use or consumption of the asset’s economic benefits. Intangible assets consist primarily of a licensing agreement with a 4-year life with a cost of $2,027,027. The accumulated amortization for this asset was $2,027,027 at December 31, 2022. Amortization expense was $190,034 in 2022 which is included as a component of cost of goods sold. For those assets that have no definite useful life, however, no amortization is to be recorded until the remaining useful life is no longer indefinite. Intangible assets that are thus not subject to amortization should be analyzed annually to determine if there has been an impairment of the asset’s value, i.e., whether future economic benefits associated with that asset are less than its current recorded value. If necessary, an impairment loss would then be recognized to reduce the asset’s carrying value to its current fair value.

Recent Accounting Pronouncements:

In February 2016, the FASB issued ASU No. 2016-02 Leases (Topic 842). This guidance amends existing lease standards requiring lessees to recognize a liability for what were previously defined as operating leases, an off-balance sheet item, on their balance sheets with a corresponding right to use asset. The Company adopted the requirements of the guidance effective January 1, 2022 and has elected to apply the provisions of this standard to the beginning of the period of adoption.  Comparative information has not been restated and continues to be reported under the accounting standards in effect for the prior period.

The lease liability is initially and subsequently recognized based on the present value of its future lease payments. The discount rate used is the U.S. Treasury par yield curve rate based on the information available at the commencement date for all leases. The right-to-use asset is subsequently measured throughout the lease term at the amount of the remeasured lease liability. Lease cost for lease payments is recognized on a straight-line basis over the lease term.

The Company has elected, for all underlying classes of assets, to not recognize right-to-use assets and lease liabilities for short-term leases that have a lease term of 12 months or less at lease commencement, and do not include an option to purchase the underlying asset that the Company is reasonably certain to exercise. The Company recognizes lease cost associated with short-term leases on a straight-line basis over the lease term.

Revenue Recognition

The Company has adopted Financial Accounting Standards Board (FASB) ASU 2014-09 Revenue from Contracts with Customers. This ASU establishes a uniform 5-step (performance obligations) process to ensure that revenues are recognized when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods and services. The standard also distinguishes the timing of revenues of those transferred at a point in time and those that are transferred over time.

VIDACANN, LLC

NOTES TO FINANCIAL STATEMENTS

September 30, 2023 and December 31, 2022

and for the Three and Nine Months Ended September 30, 2023 and 2022

A.         Summary of Significant Accounting Policies (continued):

The Company adopted the standard using the modified retrospective approach as allowed under the standard which allows only contracts not completed as of the date of adoption, with no restatement of comparative periods. Management has determined that the adoption of ASU 2014-09 has not significantly altered the way revenue is recognized for the Company. The company generates all its revenue from retail sales of its medical marijuana products in the State of Florida to licensed patients via its retail dispensaries. The performance obligations of these sales are satisfied at a point in time when the customer transfers the transaction price to the Company and the customer receives the product.

Advertising and Promotion

Advertising and promotion costs are charged to operations when incurred. Advertising and promotion expense were $69,425 and $194,764 for the three months ended September 30, 2023 and 2022, respectively and $344,057 and $541,081 for the nine months ended September 30, 2023 and 2022, respectively.

Income Taxes

The Company reports to its members their proportionate share of its modified cash basis income or loss for each tax year, with the members including that income or loss in their respective income tax returns. The Company itself is not a taxpaying entity for federal or state income tax purposes and accordingly, no income taxes have been recorded in these financial statements. The Company takes certain tax positions which it believes are adhering to the laws established by the taxing authorities taking into consideration IRS Section 280E rules. The Company doesn’t believe it has taken any uncertain tax positions which could subject it to penalties or interest; therefore, none have been accrued in the accompanying financial statements.

Use of Management Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as revenue and expenses recognized during the period reported, actual results could differ from those estimates.

Subsequent Events

The Company has evaluated subsequent events through the date of the Independent Auditor's Report, which is the date the financial statements were available to be issued.

B.         Inventory:

Inventory at September 30, 2023 and December 31, 2022 consisted of the following:

	September 30, 2023	December 31, 2022

Finish product - lab	$ 1,373,372	$ 1,574,631
Finish product-dispensaries	1,500,510	1,612,298
Packaging and supplies	803,358	1,311,735

Total Inventory	$ 3,677,240	$ 4,498,664

VIDACANN, LLC

NOTES TO FINANCIAL STATEMENTS

September 30, 2023 and December 31, 2022

and for the Three and Nine Months Ended September 30, 2023 and 2022

C.         Notes Payable:

Notes payable consist of the following:

	September 30, 2023	December 31, 2022

Notes payable to vehicle finance company, payable in monthly payments of $563 of principle and interest at rates ranging from 5.76% to 5.78%, secured by related vehicles, maturing March 2024 through August 2024

	$ 2,630	$ 5,956

Notes payable to equipment finance company, payable in monthly payments of $1,976 of principle and interest at 0%, secured by related equipment, maturities through July 2026	28,644	46,115

Note payable to equipment finance company, payable in monthly payments of $6,400 of principle and interest at 8.49%, secured by related equipment, matures May 2026	177,578	-
	208,852	52,071
Less current obligation	(80,002)	(28,199)

Note payable, net of current portion	$ 128,850	$ 23,872

Maturities of principal payment and the notes payable are as of September 30, 2023:

2024	$ 80,002
2025	77,779
2026	51,071
$ 208,852

D.         Concentrations:

The Company is limited by Florida law to retail customers residing in the State of Florida who have a valid medical marijuana certificate.

E.         Lease Commitments:

The Company leases dispensary, cultivating, manufacturing facilities and vehicles under operating leases expiring in various years through 2029.  The lease cost for the three months ended September 30, 2023 and 2022 was $982,905 and $1,004,757, respectively. The lease cost for the nine months ended September 30, 2023 and 2022 was $3,169,383 and 3,001,347, respectively.

VIDACANN, LLC

NOTES TO FINANCIAL STATEMENTS

September 30, 2023 and December 31, 2022

and for the Three and Nine Months Ended September 30, 2023 and 2022

E.         Lease Commitments (continued):

Amounts reported in the consolidated balance sheet as of September 30, 2023 were as follows:

Operating lease ROU assets	$ 21,860,783

Current portion of operating lease liability	4,086,119

Long-term portion of operating lease liability	$ 17,950,342

Other information related to leases as of September 30, 2023 was as follows:

Supplemental cash flow information:
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flow from operating lease	$ 3,169,383

ROU assets obtained in exchange for lease obligations
Operating Leases	$ 1,387,201

Weighted average remaining lease term:
Operating leases	5.29 years

Weighted average discount rate:
Operating leases	1.31%

Maturities of lease liabilities under noncancelable operating leases as of September 30, 2023 are as follows:

2024	$ 4,258,649
2025	4,043,727
2026	3,823,121
2027	3,748,013
2028	3,384,718
Thereafter	3,282,173
Total undiscounted leases	22,540,401
Less inputted interest	(503,946)

Total	$ 22,036,461

F.           Line of Credit:

The Company has a bank line of credit available for a total of $3,000,000 secured by a blanket lien on business assets. This line of credit requires monthly interest payments at the WSJ Prime Rate plus 1.5% (10.00% at September 30, 2023). The line of credit is payable on demand and expires February 20, 2025.

VIDACANN, LLC

NOTES TO FINANCIAL STATEMENTS

September 30, 2023 and December 31, 2022

and for the Three and Nine Months Ended September 30, 2023 and 2022

G.           Related Party Transactions:

Due to Investors

The Company has amounts due to several investors totaling $-0- and $1,376,817 at September 30, 2023 and December 31, 2022, respectively, with interest of 7.5% payable monthly, repaid during the third quarter of 2023.

The Company has amounts due to three investors totaling $2,194,481, at September 30, 2023 and December 31, 2022 with interest ranging from 7.5% to 10% payable monthly. As repayment is not expected within the year they have been classified as long-term on the balance sheet.

Purchases

The Company’s vendor for certain packaging supplies is owned by an investor. The Company incurred expenses of $108,432 and $196,321 for the three months ended September 30, 2023 and 2022, respectively and $219,716 and $524,822 for the nine months ended September 30, 2023 and 2022, respectively.

Cultivation facility/land lease

In May of 2020, the Company entered into a land lease agreement for its cultivation facility with a member which calls for rent of $300,000 per year, per greenhouse not to exceed $4,000,000 per year. This agreement expires on December 31, 2029 with renewal options for two successive periods of five years each. The Company operates nine  greenhouses, the minimum rent payments for the greenhouses are included in the schedule of lease payments at Note E.

Manufacturing facility lease

The Company leases its manufacturing facility under a ten -year lease agreement with an investor expiring on April 30, 2028. The initial base rent of $126,000 per year, plus additional amounts for insurance, taxes and common area maintenance and base rent increases of 3% per year. Rent expense related to this lease was $36,517 and $35,454 for the three months ended September 30, 2023 and 2022, respectively and $107,07 and $104,640 for the nine months end September 30, 2023 and 2022, respectively. Future minimum lease payments are included in the schedule of lease payments at Note E.

H.         Concentrations of Credit Risk:

Cash balances are exposed to credit risk since the company periodically maintains balances in excess of FDIC insurance limits. The Company maintains its cash balances at a high-quality financial institution and does not believe it is exposed to any significant risk with respect to these cash balances. At September 30, 2023 cash balances exceed FDIC insured limits by $1,368,546.

VIDACANN, LLC

NOTES TO FINANCIAL STATEMENTS

September 30, 2023 and December 31, 2022

and for the Three and Nine Months Ended September 30, 2023 and 2022

I.           Retirement Plan

The Company has adopted a qualified 401(k) deferred compensation plan. Employees meeting certain eligibility requirements can participate in the plan by making elective salary deferrals up IRS limits. The plan provides for discretionary employer contributions as determined by management. The Company did not make any elective contributions to the plan for the years ended December 31, 2022.

J.           Employee Retention Credit

Under the provisions of the Coronavirus Aid, Relief, and Economic Security act (the “CARES Act”) the Company became eligible for a refund of certain payroll taxes paid in previous periods. The Company was refunded $1,696,312  in the second quarter of 2023 and $1,552,710 in the third quarter of 2023. The Company paid total related fees of $450,758.

K.         Membership Interest Purchase Agreement

On August 28, 2023, the Company and it’s members (the “Sellers”) entered into a Membership Interest Purchase Agreement (“Purchase Agreement”) with Planet 13 Holdings, Inc. (Planet 13) pursuant to which, upon the terms and subject to the conditions, Planet 13 will acquire from the Sellers all of the membership interests in VidaCann.

Pursuant to the Purchase Agreement, the Planet 13 will acquire VidaCann from the Sellers for agreed consideration at closing of the transaction (the “Closing”) equal to the sum of: (i) 78,461,538 shares of common stock of the Planet 13 (the “Base Share Consideration”), of which 1,307,698 shares will be issued to VidaCann’s industry advisor (the “VC Advisor”); (ii) a cash payment of US$4,000,000 (the “Closing Cash Payment”); and (iii) promissory notes to be issued by the Company to the Sellers in the aggregate principal amount of US$5,000,000, with each of the above components subject to adjustments as set out in the Purchase Agreement. Based on the closing price of the Company’s common shares of (CAD$0.69) US$0.5071 as of August 25, 2023 on the Canadian Securities Exchange (the “CSE”) (based on the Bank of Canada CAD to USD exchange rate on August 25, 2023 of CAD$1.00=US$1.3606), the total consideration was valued at approximately US$48.9 million at that time. The Purchase Agreement contemplates that VidaCann will continue to have US$3,000,000 of bank indebtedness and US$1,500,000 or less of related party notes to former VidaCann owners at the Closing.

The Purchase Agreement contains customary representations, warranties and covenants. The Sellers and VidaCann have agreed to use commercially reasonable efforts to operate their business in the ordinary course consistent with past practice prior to the Closing and to refrain from taking certain actions without the Company’s consent. The parties have each agreed to use their respective reasonable best efforts to consummate the transaction, including to obtain required regulatory approvals and certain consents.

The Purchase Agreement contains customary termination provisions, including the ability to terminate in the event the transaction has not been completed by April 30, 2024.

VIDACANN, LLC

NOTES TO FINANCIAL STATEMENTS

September 30, 2023 and December 31, 2022

and for the Three and Nine Months Ended September 30, 2023 and 2022

L.         Restatement of Financial Statements

In the second quarter of 2023, management, based on an assessment of current market conditions, revised it’s estimate of gross profit percentage. This revised estimated was not properly reported in the previously issued financial statements. These re-issued financial statements have been adjusted to reflect for following changes as previously report at September 30, 2023; inventories increased by $1,030,399; capitalized cultivation costs decreased by 2,734,445; cost of goods sold increased by $1,704,046 and net income decreased by $1,704,046.